UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
MEADOW VALLEY CORPORATION
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428	88-0328443
(Commission File Number)	(IRS Employer Identification Number)

4411 South 40th Street D-11, Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.28

Item 2.03 Creation of a Direct Financial Obligation.
     On July 29, 2005, Meadow Valley Corporation (the “Company”), through its construction materials segment purchased the rights to a materials purchase agreement and mining water rights for the amount of $2.25 million, of which $1.8 million was financed with a promissory note. The promissory note has an interest rate of prime rate plus one and one-half percent. Prime rate is defined as published in the “Money Rates” section of The Wall Street Journal as being the average “Prime Rate”, to be repaid in 84 equal monthly principal payments of $21,429 plus interest, due July 29, 2012. A copy of the promissory note is attached as Exhibit 99.28.
     The information set forth is furnished pursuant to Item 2.03 “Creation of a Direct Financial Obligation.” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, nor shall the information, including the Exhibit, be deemed incorporated by reference in any filing of the Company, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit
Number	Exhibit Description
99.28	Promissory note between Lee Canyon Mining Company, LLC and the registrant, dated July 29, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Meadow	Valley Corporation

Date: August 4, 2005	By:	/s/ Clint Tryon

Clint Tryon Secretary, Treasurer and Principal Accounting Officer